UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2011

Caesars Entertainment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

702-407-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, the Human Resources Committee of the Board of Directors (the “Committee”) of Caesars Entertainment Corporation (the “Company’) approved the first payout under our Project Renewal Incentive Plan (the “Plan”) for the Company’s management, including our named executive officers. The Plan was originally adopted on April 27, 2011 and is designed to incent leadership to undertake the cost savings initiatives proposed as part of comprehensive program to streamline the Company’s operations that was launched in the fourth quarter of 2010. The Plan expires on March 1, 2013.

The Plan provides payouts when pre-determined cumulative, run rate savings milestones are achieved and maintained for at least three consecutive months, as certified by the Committee. The Plan includes four savings milestones in the amounts of $100 million, $200 million, $300 million and $400 million. Payout under the Plan is further subject to the maintenance of a minimum EBITDA threshold per $100 million of cost savings to ensure that actual savings flow through to EBITDA.

The maximum payout any participant can receive based on achieving each of the four savings milestones is equal to two times the participant’s annual bonus target Upon achievement (and maintenance) of each of (i) the first and second savings milestones ($100 million and $200 million, respectively,) 33% of the annual bonus target is payable, and (ii) the third and fourth milestones ($300 million and $400 million, respectively) 67% of the annual bonus target is paid. Participants must be employed as of the day bonuses are paid in order to be eligible to receive payment. All payouts are discretionary and to be determined by the Committee.

The Committee approved that the first $100 million run rate savings milestone has been achieved and sustained for at least three months, and that the EBITDA governor has been achieved as well. Accordingly, on July 27, 2011, the Committee approved the payout for the first milestone, aggregating approximately $7.75 million for all eligible employees, including the Company’s named executive officers, who will receive the following amounts pursuant to the Plan and as approved by the Committee: Gary Loveman $1,000,000; Thomas Jenkin $300,000; John Payne $265,250; Jonathan Halkyard $157,500.

Item 8.01.	Other Events

See item 5.02 above, which is also applicable for employees that are not named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caesars Entertainment Corporation

By	/s/ Michael D. Cohen
Name: Michael D. Cohen
Title: Vice President, Associate General Counsel and Corporate Secretary

Date: July 28, 2011